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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of American Precision Industries Inc. on Form S-8 (Nos. 33-31315, 33-61734, 33-71839, and 333-56091) of our reports dated February 10, 1999, on our audits of the consolidated financial statements and financial statement schedule of American Precision Industries Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included on pages 19 and 47 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Buffalo, New York
March 25, 1999